Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (571) 349-9452

CHESAPEAKE LODGING TRUST TO CANCEL

2019 ANNUAL MEETING OF SHAREHOLDERS

ARLINGTON, VA, June 5, 2019 – Chesapeake Lodging Trust (NYSE:CHSP) today announced that its board of trustees has cancelled the Trust’s 2019 Annual Meeting of Shareholders previously scheduled for June 19, 2019.

On May 6, 2019, the Trust announced that it entered into a definitive merger agreement pursuant to which the Trust would merge with a subsidiary of Park Hotels & Resorts Inc. (NYSE:PK). The merger is subject to approval by the Trust’s shareholders and other customary closing conditions and is expected to close in late third quarter or early fourth quarter of 2019. The Trust expects that the current members of its board of trustees will continue as trustees until the completion of the merger. The Trust will publicly announce the date and time of the special shareholders’ meeting to vote upon the proposed merger once it is determined by the board of trustees.

ABOUT CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business and convention markets and, on a selective basis, premium select-service hotels in urban settings or unique locations in the United States. The Trust owns 20 hotels with an aggregate of 6,288 rooms in eight states and the District of Columbia. Additional information can be found on the Trust’s website at www.chesapeakelodgingtrust.com.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (571) 349-9452

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements regarding the potential transaction between Park and Chesapeake, including statements regarding the expected timetable for completing the potential transaction. These statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “intend,” “estimate,” “aim,” “target,” “predict,” “project,” “seek,” “would,” “could,” “continue,” “possible,” “potential” and similar expressions. All such forward-looking statements are based on current expectations of Park’s and Chesapeake’s management and therefore involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Key factors that could cause actual results to differ materially from those projected in the forward-looking statements include the ability to obtain the requisite approval of Chesapeake’s shareholders; uncertainties as to the timing to consummate the potential transaction; the risk that a condition to closing the potential transaction may not be satisfied; the risk that regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated by the parties; the effects of disruption to Park’s or Chesapeake’s respective businesses; the effect of this communication on Park’s or Chesapeake’s share prices; the effects of industry, market, economic, political or regulatory conditions outside of Park’s or Chesapeake’s control; transaction costs; Park’s ability to achieve the synergies and value creation contemplated by the potential transaction; Park’s ability to promptly, efficiently and effectively integrate acquired operations into its own operations; and the diversion of management time on transaction-related issues. Other factors are described in Park’s and Chesapeake’s respective filings with the SEC, including Park’s and Chesapeake’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Park and Chesapeake assume no obligation to update any forward-looking statements, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (571) 349-9452

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION AND WHERE TO FIND IT

In connection with the proposed transaction, Park intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Chesapeake and also constitutes a prospectus of Park. Park and Chesapeake also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. A definitive proxy statement/prospectus will be sent to Chesapeake’s shareholders. Investors may obtain a free copy of the proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Park and Chesapeake with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Park with the SEC will be available free of charge on Park’s website at http://www.pkhotelsandresorts.com or by contacting Park’s Investor Relations at (571) 302-5591. Copies of the documents filed by Chesapeake with the SEC will be available free of charge on Chesapeake’s website at http://www.chesapeakelodgingtrust.com or by contacting Chesapeake’s Investor Relations at (571) 349-9452.

Chesapeake and its respective trustees and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about trustees and executive officers of Chesapeake is available in the proxy statement for its 2019 Annual Meeting, which was filed with the SEC on April 30, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transaction when they become available. Investors should read the proxy

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (571) 349-9452

statement/prospectus carefully before making any voting or investment decisions when it becomes available. Investors may obtain free copies of these documents from Park or Chesapeake using the sources indicated above.

This communication and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.